UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2023, AudioEye, Inc. (the “Company”) and Dominic Varacalli, the Company’s Chief Operating Officer, mutually agreed that Mr. Varacalli’s employment with the Company would terminate as of a subsequent date. On August 21, 2023, the Company and Mr. Varacalli entered into a Transition and Separation Agreement (the “Agreement”) pursuant to which Mr. Varacalli resigned as Chief Operating Officer effective as of August 18, 2023. Under the Agreement, Mr. Varacalli agrees to provide transition assistance as an employee to the Company at the same base salary rate through September 30, 2023, after which his employment would terminate. The Agreement provides that following his termination, subject to certain customary conditions such as execution of a release, Mr. Varacalli will receive $62,500 in cash severance. Further, the Agreement amends Mr. Varacalli’s outstanding equity award agreements to revise vesting provisions as described below. The Agreement also provides that, for a period of one year following September 30, 2023, Mr. Varacalli will be prohibited from competing against the Company.

On August 21, 2023, the Company and Mr. Varacalli also entered into a Consulting Agreement (the “Consulting Agreement”) effective as of September 30, 2023, pursuant to which Mr. Varacalli agreed to continue to provide transition assistance as a consultant until November 15, 2023 (the “Consulting Agreement Termination Date”), in exchange for the accelerated vesting of 30,000 restricted stock units as of the Consulting Agreement Termination Date, subject to certain customary conditions. All other outstanding equity awards held by Mr. Varacalli will be forfeited.

The foregoing summary of the Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit
Number	Description
10.1	Transition and Separation Agreement effective as of August 18, 2023 between the Company and Dominic Varacalli
10.2	Consulting Agreement effective as of September 30, 2023 between the Company and Dominic Varacalli
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2023	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary